Exhibit 23


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 333-53657, 333-53765, 333-92003, 333-79151,
333-40472, 333-43768, 333-60294 and 333-60294.


ARTHUR ANDERSEN LLP


March 14, 2002
New York, New York